SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [x]
Filed by Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                 S3 Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:


                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:


                  --------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:


                  --------------------------------------------------------------

         (5)      Total fee paid:


                  --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:


                  --------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:


                  --------------------------------------------------------------


         (3)      Filing Party:


                  --------------------------------------------------------------

         (4)      Date Filed:


                  --------------------------------------------------------------

                                 S3 INCORPORATED
                         2841 MISSION COLLEGE BOULEVARD
                              SANTA CLARA, CA 95054
                                 (408) 588-8000



                                February 2, 1999




Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders of S3 Incorporated which will be held on Thursday, February 25, 1999, at 10:00 a.m. California time, at the Company's office located at 2841 Mission College Boulevard, Santa Clara, California.

     The formal Notice of the Special Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the prepaid envelope addressed to EquiServe, our agent, to ensure that your shares will be represented.

     Your shares cannot be voted unless you sign, date and return the enclosed proxy or attend the Special Meeting in person.




Sincerely,



/s/ Kenneth F. Potashner
Chairman of the Board,
President and Chief Executive Officer

                                 S3 INCORPORATED

                                 ---------------

                    Notice of Special Meeting of Stockholders
                         to be Held on February 25, 1999

                                 ---------------


To the Stockholders of S3 Incorporated:

     A Special Meeting of Stockholders of S3 Incorporated (the "Company") will be held at the Company's office located at 2841 Mission College Boulevard, Santa Clara, California, at 10:00 a.m. California time, on Thursday, February 25, 1999, for the following purposes:

     1. To amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $0.0001 per share, from 70,000,000 to 120,000,000;

     2. To transact such other business as may properly come before the meeting and any adjournment thereof.

     These items are fully discussed in the following pages, which are made part of this Notice. Stockholders of record as of the close of business on January 25, 1999 are entitled to notice of and to vote at the Special Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available at the Secretary's office, 2841 Mission College Boulevard, Santa Clara, California, for ten days before the meeting.

     Stockholders are requested to complete, date, sign and return the enclosed proxy card as promptly as possible. The giving of such proxy will not affect your right to vote in person should you decide to attend the Special Meeting.

                                    By Order of the Board of Directors



                                    /s/ Ronald T. Yara
                                    Secretary


Santa Clara, California
February 2, 1999

                                 S3 INCORPORATED
                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of S3 Incorporated, a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Special Meeting of Stockholders to be held at 10:00 a.m. California time at the Company's office located at 2841 Mission College Boulevard, Santa Clara, California, on Thursday, February 25, 1999 and any adjournment thereof (the "Special Meeting"). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Special Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. On the matters coming before the Special Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR approval of Proposal 1 as such proposal is described in the Notice of Special Meeting and in this Proxy Statement.

     Stockholders of record at the close of business on January 25, 1999 are entitled to notice of and to vote at the Special Meeting. As of the close of business on such date, the Company had 51,731,160 shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

     A majority of the shares of Common Stock outstanding and entitled to vote as of January 25, 1999 must be present at the Special Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will have the same effect as negative votes.

     The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies at a cost of approximately $2,500.00.

     This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about February 4, 1999 to all stockholders entitled to vote at the meeting.

                                    IMPORTANT

     Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Special Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Special Meeting.

             PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF
            INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                                 OF COMMON STOCK

     The Board of Directors has approved the following proposal: an increase in the number of authorized shares of Common Stock, par value $0.0001 per share ("Common Stock"). If the proposal is approved by the stockholders, the Company's Restated Certificate of Incorporation will be amended to increase the number of authorized shares of Common Stock to 120,000,000.

                                   PROPOSAL 1

 PROPOSED AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has approved the amendment of Article IV of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 70,000,000 to 120,000,000. The Board of Directors recommends that the Company's stockholders approve this amendment.

     The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of such additional shares will help the Company attract and retain talented employees through the grant of stock options and other stock-based incentives. The Board of Directors also believes that the availability of such shares will provide the Company with the flexibility to issue Common Stock for other proper corporate purposes which may be identified by the Board of Directors in the future, such as stock splits, stock dividends, financings or acquisitions. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power.

     The Board of Directors does not recommend this proposed amendment with the intent to use the ability to issue additional Common Stock to discourage tender offers or takeover attempts. However, the availability of authorized Common Stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company. Neither the management of the Company nor the Board of Directors is aware of any existing or planned effort on the part of any party to accumulate material amounts of Common Stock or to acquire control of the Company by means of merger, tender offer, proxy contest or otherwise, or to change the Company's management, nor is the Company aware of any offer by any person to acquire any material amount of Common Stock or assets of the Company.

     Of the 70,000,000 shares of Common Stock currently authorized for issuance, approximately 18,300,000 shares are unissued but all of such shares are reserved for issuance pursuant to the Company's stock option and purchase plans or for issuance upon conversion of the Company's outstanding 5-3/4% Convertible Notes due 2003. There are currently no shares unreserved for issuance. The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. The Company's management has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock do not have preemptive rights. The Board of Directors does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its then-existing stockholders.

     The full text of Article IV, as such Article is proposed to be amended pursuant to this proposal, is set forth in Appendix A hereto.

     Vote Required and Effective Date

     The affirmative vote of the holders of a majority of the Company's outstanding Common Stock is required to approve this proposal. If approved by the stockholders, the proposed amendment to Article IV will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware amending the Company's Restated Certificate of Incorporation, which will occur as soon as reasonably practicable.

     The Board of Directors recommends a vote for the proposal to amend Article
     --------------------------------------------------------------------------
IV of the Company's Restated Certificate of Incorporation as set forth in
-------------------------------------------------------------------------
Appendix A.
-----------

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information as of January 4, 1999, as to shares of the Company's Common Stock beneficially owned by: (i) each of the Company's executive officers, (ii) each of the Company's directors, (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock.



                                                                      Shares               Percentage
                                                                    Beneficially          Beneficially
                                                                      Owned(1)             Owned(1)(2)
                                                                    ------------          ------------

Terry N. Holdt(3)..................................................   911,811                 1.7%
Kenneth F. Potashner ..............................................   20,000                  *
Walter D. Amaral(3)................................................   116,312                 *
Daniel A. Karr(3) .................................................   51,475
Paul G. Franklin(3)................................................   127,917                 *
Ronald T. Yara(3)..................................................   447,188                 *
John C. Colligan(3)................................................   45,000                  *
Robert P. Lee(3)...................................................   60,000                  *
Carmelo J. Santoro(3)..............................................   48,536                  *
All directors and executive officers
  as a group (9 persons)...........................................   1,828,239               3.4
State of Wisconsin Investment Board(4).............................   3,811,500               7.4
  P.O. Box 7842
  Madison, WI 53707


------------------------

*    Amount represents less than 1% of the Company's Common Stock.

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, shares with such person or group has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3) Includes shares issuable upon exercise of options within 60 days of January 4, 1999 as follows: John C. Colligan, 45,000; Robert P. Lee, 60,000; Carmelo J. Santoro, 48,536; Terry N. Holdt, 681,151; Ronald T. Yara, 214,452; Paul G. Franklin, 118,519; Daniel A. Karr, 50,014; and Walter D. Amaral, 116,312.

(4) According to the Schedule 13G, dated January 26, 1998, filed by the State of Wisconsin Investment Board, the State of Wisconsin Investment Board has sole voting power and sole dispositive power with respect to all shares listed in the table.


                STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     The deadline for submitting stockholder proposals to be included in the Company's proxy statement and form of proxy for its 1999 Annual Meeting of Stockholders was January 18, 1999. A stockholder proposal may still be eligible for presentation at that meeting if the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's Bylaws. To be timely, the Company's Bylaws provide that the Company must have received the stockholder's notice not less than 50 days nor more than 75 days prior to such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. The Secretary should be contacted in writing at the address on the first page of this Proxy Statement to obtain additional information as to the proper form and content of notices of stockholder proposals.

                                  OTHER MATTERS

     No other business may be considered at the Special Meeting, or any adjournment thereof, except such procedural matters as may be necessary to conduct the meeting. The proxy holders will vote in regard to such procedural matters according to their discretion insofar as such proxies are not limited to the contrary.

     Whether or not you intend to be present at the Special Meeting, we urge you to return your signed proxy promptly.

                                    By Order of the Board of Directors




                                    /s/ Ronald T. Yara
                                    Secretary

Santa Clara, California
February 2, 1999

                                   APPENDIX A
                PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF
                   INCORPORATION-INCREASE IN AUTHORIZED SHARES
                           (Item I on the proxy card)

                                   ARTICLE IV

     A. Number and Classes of Stock. This Corporation is authorized to issue two
        ---------------------------
classes of stock, designated "Preferred Stock" and "Common Stock," respectively. The total number of shares which this Corporation shall have authority to issue is one hundred twenty-five million (125,000,000). The number of shares of Common Stock authorized to be issued is one hundred twenty million (120,000,000) with a par value of $0.0001. The number of shares of Preferred Stock authorized to be issued is five million (5,000,000) with a par value of $0.0001. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of this Corporation (the "Board of Directors") in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the combined voting power of the Common Stock and the Preferred Stock so entitled to vote.

     B. Preferred Stock. The Preferred Stock may be issued from time to time in
        ---------------
one or more series. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     C. Common Stock.
        ------------

     1. Relative Rights of Preferred Stock and Common Stock. All preferences,
        ---------------------------------------------------
voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

     2. Voting Rights. Except as otherwise required by law or this Restated
        -------------
Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

     3. Dividends. Subject to the preferential rights of the Preferred Stock,
        ---------
the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of this Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

     4. Dissolution, Liquidation or Winding Up. In the event of any dissolution,
        --------------------------------------
liquidation or winding up of the affairs of this Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Restated Certificate of Incorporation, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                                 S3 INCORPORATED

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P              The undersigned hereby authorizes KENNETH F. POTASHNER, TERRY N.
R     HOLDT, WALTER D. AMARAL AND RONALD T. YARA, as Proxies with full power in
O     each to act without the other and with the power of substitution in each,
X     to represent and to vote all the shares of stock the undersigned is
Y entitled to vote at the Special Meeting of Stockholders of S3 Incorporated to be held on February 25, 1999, or at any postponement or adjournment thereof on the following matters set forth on the reverse side.



                  (Continued and to be signed on reverse side)    /SEE REVERSE/
                                                                  /   SIDE    /
                                                                   -----------


   /X/    Please mark
   --     votes as in
          this example

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.
---




                                                                                  FOR       AGAINST    ABSTAIN
1.    PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF
      INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF                /  /        /  /       /  /
      COMMON STOCK, PAR VALUE $0.0001 PER SHARE, FROM 70,000,000 TO               ---         ---        ---
      120,000,000.

2.    In their discretion, the proxies are authorized to vote upon such other     FOR       AGAINST    ABSTAIN
      business as may properly come before the meeting.
                                                                                  /  /        /  /       /  /
                                                                                  ---         ---        ---


                                   MARK HERE
                                   FOR ADDRESS
                                   CHANGE AND
                                   NOTE AT LEFT   /    /
                                                  -----

                    Please sign where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign partnership name by an authorized person.


PLEASE MARK, SIGN, DATE AND      Signature:                    Date
                                           -----------------        ------------
RETURN THE PROXY PROMPTLY        Signature:                    Date
                                           -----------------        ------------